UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 16, 2019 (June 3, 2019)

Date of Report (Date of earliest event reported)

Protective Life Insurance Company

(Exact name of registrant as specified in its charter)

Tennessee	001-31901	63-0169720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Introductory Note

As previously disclosed in our Current Report on Form 8-K filed on June 5, 2019, Protective Life Insurance Company (“Protective Life”, “we”), a wholly owned subsidiary of Protective Life Corporation (“Protective”), completed its previously announced acquisition (the “Closing”) via reinsurance of the individual life insurance and annuity business (the “Individual Life Business”) of Great-West Life & Annuity Insurance Company (“GWL&A”), Great-West Life & Annuity Insurance Company of New York (“GWL&A of NY”), The Canada Life Assurance Company (“CLAC “) and The Great-West Life Assurance Company (“GWL” and, together with GWL&A, GWL&A of NY and CLAC, the “Sellers”).

In connection with the Closing and pursuant to the Master Transaction Agreement, dated January 23, 2019, previously reported in our Current Report on Form 8-K filed on January 25, 2019, Protective Life and Protective Life and Annuity Insurance Company (“PLAIC”), a wholly owned subsidiary of Protective Life, entered into reinsurance agreements (the “Reinsurance Agreements”) and related ancillary documents (including administrative services agreements and transition services agreements) providing for the reinsurance and administration of the Individual Life Business. Pursuant to the Reinsurance Agreements, the Sellers ceded to Protective Life and PLAIC substantially all of the insurance policies related to the Individual Life Business on a 100% indemnity basis net of reinsurance recoveries. The Sellers have retained a block of participating policies, which will be administered by Protective.

Item 8.01                   Other Events.

In order to provide additional information regarding the acquisition via reinsurance of the Individual Life Business, Protective Life is filing as Exhibit 99.1 to this Current Report (i) the Unaudited Statements of Assets and Liabilities at March 31, 2019 and December 31, 2018 and the Unaudited Statements of Revenues and Direct Expenses for the three months ended March 31, 2019 and 2018, of the Individual Life Business and (ii) the Audited Statement of Assets and Liabilities and the Audited Statement of Revenues and Direct Expenses of the Individual Life Business as of and for the year ended December 31, 2018. Additionally, Protective Life is filing as Exhibit 99.2 to this Current Report Unaudited Pro Forma Condensed Combined Financial Information (“Pro Forma Financial Information”) as of and for the three months ended March 31, 2019 and for the year ended December 31, 2018. We have prepared the Pro Forma Financial Information to illustrate what our financial condition and our results of operations would have been if we had completed the acquisition of the Individual Life Business as of the dates indicated in the Pro Forma Financial Information. In preparing the Pro Forma Financial Information, we have used certain assumptions which at the time of preparation we believed were reasonable. However, we cannot provide assurance that any or all of our assumptions will prove to be correct. Our actual financial condition and our actual results of operation following the completion of the acquisition may be materially different than presented herein.

Item 9.01                   Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The Unaudited Statements of Assets and Liabilities at March 31, 2019 and December 31,2018 and the Unaudited Statements of Revenues and Direct Expenses of the Individual Life Business for the three months ended March 31, 2019 and 2018 and the Audited Statement of Assets and Liabilities of the Individual Life Business and the Audited Statement of Revenues and Direct Expenses as of and for the year ended December 31, 2018 (collectively, the “Abbreviated Financial Statements”) are attached hereto as Exhibit 99.1.

These Abbreviated Financial Statements have been prepared in accordance with approval received by Protective Life from the United States Securities and Exchange Commission permitting Protective Life to substitute Abbreviated Financial Statements for the full financial statements required by Rule 3-05 of Regulation S-X.

(b)           Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Combined Financial Information of Protective Life giving effect to the acquisition of the Individual Life Business, as of the dates and for the periods therein specified, is attached hereto as Exhibit 99.2.

(d) Exhibits:

Exhibit
No.	Description

23.1	Consent of Deloitte & Touche LLP, Independent Auditors

99.1

The Unaudited Interim Statement of Assets and Liabilities and Unaudited Interim Statement of Revenues and Direct Expenses and the Audited Statement of Assets and Liabilities and Audited Statement of Revenues and Direct Expenses of the Individual Life Business

99.2	Unaudited Pro Forma Condensed Combined Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2019	Protective Life Insurance Company

	By:	/s/ Paul R. Wells
		Name:	Paul R. Wells
		Title:	Senior Vice President, Chief Accounting Officer, and Controller